Exhibit 10.27

BILL OF SALE

WITNESSETH: THAT EAST KANSAS AGRI-ENERGY, L.L.C. a Kansas limited liability company organized and existing under the laws of the State of Kansas (“Seller”), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, has BARGAINED and SOLD, and by these presents does now GRANT and CONVEY, unto the CITY OF GARNETT, KANSAS, a municipal corporation organized and existing under the laws of the State of Kansas (“Buyer”), and its successors and assigns, all of its right, title and interest, if any, in and to the machinery and equipment and other personal property, generally described in the attachment hereto, and constituting the “Project Equipment,” as defined in the Lease Agreement dated as of December 1, 2005 (the “Lease Agreement”), between the Seller and the Buyer.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, subject however to the terms of the Lease Agreement and those liens and/or encumbrances as therein set forth.

The property is being conveyed “as is,” “where is” and “with all faults” as of the date of this Bill of Sale, without any representation or warranty whatsoever as to its condition, fitness for any particular purpose, merchantability, or any other warranty, express or implied.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed in its corporate name by its duly authorized officer this 20th day of December, 2005.

EAST KANSAS AGRI-ENERGY, L.L.C.

By:	/s/ William R. Pracht
William R. Pracht
Chairman and President